CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-225309 and 333-265506 on Form S-8 of PBF Energy Inc. of our report dated June 25, 2025, relating to the financial statements and supplemental schedules of the PBF Energy Retirement Savings Plan for the year ended December 31, 2024, which appear in this Form 11-K.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
June 25, 2025